Douglas Emmett

Earnings Results & Operating Information

First Quarter 2015

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Executive Summary

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal markets of Southern California and Hawaii, with a total portfolio that includes 15.5 million square feet of Class A office properties and 3,336 apartment units.

•
Office Fundamentals: With our average office rental growth rates in almost all of our markets near or above double digits, the starting cash rents on office leases that we signed during the first quarter were 5.2% higher than the expiring leases for the same space, while the straight line rents were 22% higher than the same space under the prior lease. Even with our current focus on rental rates, we also achieved solid leasing of 715,139 square feet, increasing the leased rate for our total office portfolio to 92.6% and our occupancy to 91.1%.

•	Multifamily Fundamentals: Our multifamily portfolio was fully leased, with average asking rents 5.9% higher than in the first quarter of 2014.

•
Financial Results: Compared to the prior year quarter, (i) our Funds From Operations (FFO) increased by 9.3% to $76.0 million; (ii) our Adjusted Funds From Operations (AFFO) decreased by 6.2% to $53.5 million; (iii) our GAAP net income attributable to common stockholders increased by 44.1% to $18.7 million; and (iv) our same property cash NOI increased by 0.1% to $93.2 million. The decrease in our AFFO results from an increase in tenant improvements and leasing commissions reflecting the substantial growth in our office occupancy over the last two quarters.

•	Debt: Our net consolidated debt to enterprise value was 40% at March 31, 2015, and we have no material debt maturities in 2015. We recently closed two loans:

•
On March 5, 2015, we closed a non-recourse $102 million term loan, which matures in April 2025 with interest effectively fixed at 2.84% for the first five years. The loan is secured by a recently acquired multifamily community located in Honolulu, Hawaii.

•
On April 15, 2015, we closed a non-recourse $340 million interest only term loan, which matures in April 2022 with interest effectively fixed at 2.77% per annum until April 2020. The loan is secured by several recent acquisitions as well as two properties released from an existing loan. We used the proceeds from this loan to pay down (i) $140 million of a $400 million loan due in 2017 and (ii) the entire outstanding balance on our $300 million credit line.

During the remainder of 2015, we plan additional refinancings to extend our maturities and take advantage of the current interest rate environment.

•	Acquisitions: We closed two acquisitions during the quarter:

•	On March 5, 2015, we purchased a 227,000 square foot Class “A” multi-tenant office property in Encino, California, for $92.4 million, or approximately $407 per square foot.

•
In February 2015, we acquired the land under one of our office buildings in Honolulu, Hawaii, in exchange for 34,412 units of our operating partnership valued at $1.0 million and the cancellation of $26.5 million of debt.

•
Dividends: On April 15, 2015, we paid a quarterly cash dividend of $0.21 per common share, or $0.84 per common share on an annualized basis, to our shareholders of record on March 31, 2015.  Our strong 68.2% AFFO payout ratio leaves us with ample liquidity as well as room for additional dividend growth.

•	Guidance: We are increasing the mid-point of our 2015 guidance, and expect FFO to be between $1.59 to $1.63 per share and AFFO to be between $1.22 to $1.26 per share. For details, please see page 23.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This First Quarter 2015 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

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Company Overview

Corporate Data
as of March 31, 2015

Office Portfolio	Consolidated	Total Portfolio(1)
Number of office properties	54	62
Square feet (in thousands)	13,681	15,505
Leased rate	92.2%	92.6%
Occupancy rate	90.6%	91.1%

Multifamily Portfolio		Consolidated
Number of multifamily properties		10
Number of multifamily units		3,336
Multifamily leased rate		99.6%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$29.81
Shares of common stock outstanding	145,859
Fully diluted shares outstanding	177,801
Equity capitalization(2)	$5,300,238
Net debt(3)	$3,486,827
Total enterprise value	$8,787,065
Net debt/total enterprise value	40%

_______________________________________________

(1)	Our total portfolio includes two unconsolidated institutional real estate funds in which we own significant equity interests.

(2)	Equity capitalization represents our fully diluted shares multiplied by the closing price of our common stock on March 31, 2015.

(3)	Net debt represents our consolidated debt, net of our cash and cash equivalents. Net debt excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definition

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Company Overview

Property Map
as of March 31, 2015

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Company Overview

Board of Directors and Executive Officers
as of March 31, 2015

OUR BOARD OF DIRECTORS
___________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer – Geisinger Health System
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
____________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Theodore E. Guth	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)	(audited)
Assets
Investment in real estate:
Land	$924,965	$900,813
Buildings and improvements	5,682,768	5,590,118
Tenant improvements and lease intangibles	691,025	666,672
Investment in real estate, gross	7,298,758	7,157,603
Less: accumulated depreciation and amortization	(1,580,991)	(1,531,157)
Investment in real estate, net	5,717,767	5,626,446

Cash and cash equivalents	16,639	18,823
Tenant receivables, net	1,820	2,143
Deferred rent receivables, net	77,222	74,997
Acquired lease intangible assets, net	5,238	3,527
Investment in unconsolidated real estate funds	168,870	171,390
Other assets	25,249	57,270
Total assets	$6,012,805	$5,954,596

Liabilities
Secured notes payable and revolving credit facility	$3,503,466	$3,435,290
Interest payable, accounts payable and deferred revenue	63,140	54,364
Security deposits	36,441	37,450
Acquired lease intangible liabilities, net	38,661	45,959
Interest rate contracts	35,275	37,386
Dividends payable	30,631	30,423
Total liabilities	3,707,614	3,640,872

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,459	1,449
Additional paid-in capital	2,692,020	2,678,798
Accumulated other comprehensive income (loss)	(29,404)	(30,089)
Accumulated deficit	(718,632)	(706,700)
Total Douglas Emmett, Inc. stockholders' equity	1,945,443	1,943,458
Noncontrolling interests	359,748	370,266
Total equity	2,305,191	2,313,724
Total liabilities and equity	$6,012,805	$5,954,596

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

Revenues:
Office rental:
Rental revenues	$100,651	$98,613
Tenant recoveries	10,150	10,907
Parking and other income	20,655	19,567
Total office revenues	131,456	129,087

Multifamily rental:
Rental revenues	21,644	18,310
Parking and other income	1,709	1,479
Total multifamily revenues	23,353	19,789

Total revenues	154,809	148,876

Operating Expenses:
Office expenses	44,199	43,356
Multifamily expenses	5,820	5,133
General and administrative	7,361	6,811
Depreciation and amortization	49,834	50,199
Total operating expenses	107,214	105,499

Operating income	47,595	43,377

Other income	8,559	4,287
Other expenses	(1,572)	(1,453)
Income, including depreciation, from unconsolidated real estate funds	1,443	1,113
Interest expense	(33,639)	(31,838)
Acquisition-related expenses	(290)	(28)
Net income	22,096	15,458
Less: Net income attributable to noncontrolling interests	(3,397)	(2,482)
Net income attributable to common stockholders	$18,699	$12,976

Net income per common share – basic	0.128	0.090
Net income per common share – diluted	0.124	0.088

Weighted average shares of common stock outstanding - basic	145,327	143,140
Weighted average shares of common stock outstanding - diluted	149,802	146,861

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated
Funds From Operations & Adjusted Funds From Operations
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Funds From Operations (FFO)
Net income attributable to common stockholders	$18,699	$12,976
Depreciation and amortization of real estate assets	49,834	50,199
Net income attributable to noncontrolling interests	3,397	2,482
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds(1)	4,081	3,866
FFO	$76,011	$69,523

Adjusted Funds From Operations (AFFO)
FFO	$76,011	$69,523
Straight-line rent	(2,225)	(1,286)
Net accretion of acquired above and below market leases(2)	(9,799)	(3,552)
Amortization of interest rate contracts and deferred loan costs	1,773	1,021
Recurring capital expenditures, tenant improvements and leasing commissions	(15,293)	(10,884)
Non-cash compensation expense	3,638	2,350
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds(1)	(653)	(191)
AFFO	$53,452	$56,981

Weighted average share equivalents outstanding - diluted(3)	177,520	175,751
FFO per share- diluted	$0.43	$0.40
AFFO per share- diluted	$0.30	$0.32
Dividends per share	$0.21	$0.20
AFFO payout ratio	68.15%	60.36%
____________________________________________________

(1)
Adjusts for (i) the portion of each listed adjustment item that is attributed to the noncontrolling interest in our consolidated joint venture and (ii) the effect of each listed adjustment item on our share of the results of our unconsolidated Funds.

(2)
Other Income during the first quarter of 2015 included $6.6 million of accretion of an above-market ground lease related to the acquisition of the land under one of our office buildings. We do not expect comparable amounts in future quarters.

(3)
Calculated based on the weighted average shares outstanding, including unvested LTIP units, the dilutive impact of stock options, and assuming the exchange of all Operating Partnership units and vested LTIP units.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Same Property Statistical & Financial Data
(unaudited and in thousands, except statistics)

	As of March 31,
	2015	2014
Same Property Office Statistics
Number of properties	50	50
Rentable square feet (in thousands)	12,781	12,780
Ending % leased	92.0%	91.4%
Ending % occupied	90.4%	89.8%
Quarterly average % occupied	90.3%	90.2%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased(1)	99.7%	99.5%

	Three Months Ended March 31,		% Favorable
	2015	2014	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$124,349	$124,799	(0.4)%
Total office expenses	(41,566)	(41,706)	0.3%
Office NOI	82,783	83,093	(0.4)%

Total multifamily revenues	20,561	19,789	3.9%
Total multifamily expenses	(5,128)	(5,133)	0.1%
Multifamily NOI	15,433	14,656	5.3%

Same Property NOI - GAAP basis	$98,216	$97,749	0.5%

Same Property Net Operating Income - Cash Basis
Total office revenues	$120,220	$121,084	(0.7)%
Total office expenses	(41,579)	(41,751)	0.4%
Office NOI	78,641	79,333	(0.9)%

Total multifamily revenues	19,723	18,944	4.1%
Total multifamily expenses	(5,128)	(5,133)	0.1%
Multifamily NOI	14,595	13,811	5.7%

Same Property NOI - cash basis	$93,236	$93,144	0.1%

____________________________________________________

(1)
In calculating the percentage of units leased, units temporarily unoccupied as a result of fire or similar damage (4 units in 2015 and 21 units in 2014) were removed from the numerator and denominator. In both cases, the lost rent from those units is being recovered from insurance.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to GAAP Net Income
(unaudited and in thousands)

	Three Months Ended March 31,
	2015	2014

Same property office revenues - cash basis	$120,220	$121,084
GAAP adjustments per definition of NOI - cash basis	4,129	3,715
Same property office revenues - GAAP basis	124,349	124,799

Same property office expenses - cash basis	(41,579)	(41,751)
GAAP adjustments per definition of NOI - cash basis	13	45
Same property office expenses - GAAP basis	(41,566)	(41,706)

Office NOI - GAAP basis	82,783	83,093

Same property multifamily revenues - cash basis	19,723	18,944
GAAP adjustments per definition of NOI - cash basis	838	845
Same property multifamily revenues - GAAP basis	20,561	19,789

Same property multifamily expenses - cash basis	(5,128)	(5,133)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,128)	(5,133)

Multifamily NOI - GAAP basis	15,433	14,656

Total same property NOI - GAAP basis	98,216	97,749
Non-comparable office revenues	7,107	4,288
Non-comparable office expenses	(2,633)	(1,650)
Non-comparable multifamily revenues	2,792	—
Non-comparable multifamily expenses	(692)	—
Total NOI - GAAP basis	104,790	100,387
General and administrative	(7,361)	(6,811)
Depreciation and amortization	(49,834)	(50,199)
Operating income	47,595	43,377
Other income	8,559	4,287
Other expense	(1,572)	(1,453)
Income, including depreciation, from unconsolidated real estate funds	1,443	1,113
Interest expense	(33,639)	(31,838)
Acquisition-related expenses	(290)	(28)
Net income	22,096	15,458
Less: Net income attributable to noncontrolling interests	(3,397)	(2,482)
Net income attributable to common stockholders	$18,699	$12,976

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Operating Results of Unconsolidated Real Estate Funds(1)
(unaudited and in thousands)

	Three Months Ended March 31,
Summary Income Statement of Unconsolidated Real Estate Funds(2)	2015	2014

Office revenues	$17,480	$16,355
Office expenses	(6,691)	(6,442)
NOI	10,789	9,913
General and administrative	(60)	(31)
Depreciation and amortization	(6,915)	(6,631)
Operating income	3,814	3,251
Interest expense	(2,854)	(2,867)
Net income	$960	$384

FFO of Unconsolidated Real Estate Funds(2)

Net income	$960	$384
Add back: depreciation and amortization	6,915	6,631
FFO	$7,875	$7,015

Our Share of the Unconsolidated Real Estate Funds FFO

Our share of the unconsolidated real estate funds' net income	$626	$325
Add back: our share of the funds' depreciation and amortization	4,062	3,862
Equity allocation and basis difference	817	788
Our share of the unconsolidated real estate funds' FFO	$5,505	$4,975
__________________________________________________

(1)
We own and manage significant equity interests in two unconsolidated institutional real estate Funds, which own a combined eight Class A office properties, totaling 1.8 million square feet, in our submarkets.  Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of approximately 60% at March 31, 2015 based on square footage), additional distributions based on the total invested capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	These amounts represent 100% (not our pro-rata share) of the amounts related to the Funds on a combined basis.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Debt Balances (as of March 31, 2015, unaudited and in thousands)

Description	Maturity Date		Principal Balance	Effective Annual Rate (2)	Swap Maturity Date

Term Debt(1)	12/24/2015		$20,000	LIBOR + 1.45%	--
	3/1/2016	(3)	16,140	LIBOR + 1.60%	--
	3/1/2016		82,000	LIBOR + 0.62%	--
	6/1/2017		18,000	LIBOR + 0.62%	--
	10/2/2017	(4)	400,000	4.45%	7/1/2015
	4/2/2018		510,000	4.12%	4/1/2016
	8/1/2018		530,000	3.74%	8/1/2016
	8/5/2018	(5)	355,000	4.14%	--
	2/1/2019	(6)	154,776	4.00%	--
	6/5/2019	(7)	285,000	3.85%	--
	10/1/2019	(8)	145,000	LIBOR + 1.25%	--
	3/1/2020	(9)	349,070	4.46%	--
	11/2/2020		388,080	3.65%	11/1/2017
	4/1/2025		102,400	2.84%	3/1/2020
Total Term Debt			$3,355,466
Credit facility(10)	12/11/2017		148,000	LIBOR + 1.40%	--
Total Debt			$3,503,466

_________________________________________________________________________

(1)
As of March 31, 2015, (i) the weighted average remaining life (including extension options) of our outstanding term debt (excluding our revolving credit line) was 3.9 years; (ii) of the $3.07 billion of term debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 4.0 years, the weighted average remaining period during which interest was fixed was 2.2 years, and the weighted average annual interest rate was 4.11%; and (iii) including the non-cash amortization of prepaid financing, the weighted average effective interest rate was 4.23%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes the amortization of prepaid financing.

(3)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(4)
Subsequent to quarter end, we prepaid $140 million of this loan with a portion of the proceeds of a new $340 million term loan, which matures in April 2022, with interest at LIBOR + 1.40% per annum, effectively fixed by a swap at 2.77% per annum until April 2020.

(5)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Principal amortization based upon a 30-year amortization schedule.

(7)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(8)	During the period from April 16, 2015 to June 30, 2015, the interest on $140 million of this loan will be effectively fixed at 3.7% per annum.

(9)
Interest rate is fixed until March 1, 2018, and is floating thereafter, with principal amortization after May 2016 based upon a 30-year amortization schedule. We have two one-year extension options to extend the maturity as late as March 1, 2020, subject to certain conditions.

(10)
$300.0 million revolving credit facility secured by 3 separate collateral pools consisting of a total of 6 properties. Unused commitment fees range from 0.15% to 0.20%. We used the proceeds of the new term loan described in note 4 above to pay down the entire balance in April.

Unconsolidated Debt Balances (as of March 31, 2015, unaudited and in thousands)

Maturity Date	Principal Balance	Our Share of Principal		Effective Annual Rate(1)	Swap Maturity Date

4/1/2016	$51,735	$12,548	(2)	5.67%	—
5/1/2018	325,000	222,980	(3)	2.35%	5/1/2017
	$376,735	$235,528

_________________________________________________________________________

(1)	Includes the effect of interest rate contracts and excludes the amortization of prepaid financing.

(2)	Loan to one of our unconsolidated Funds secured by one property. The loan requires monthly payments of principal and interest.

(3)	Loan to one of our unconsolidated Funds secured by six properties. The loan requires monthly payments of interest only.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of March 31, 2015

Submarket	Number of Properties	Rentable Square Feet		Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket

Beverly Hills	9	1,860,656		12.0%	7,741,422	21.2%
Brentwood	14	1,665,977	(1)	10.7	3,356,126	49.6
Burbank	1	420,949		2.7	6,733,458	6.3
Century City	3	916,952		5.9	10,064,599	9.1
Honolulu	4	1,716,710		11.1	5,088,599	33.7
Olympic Corridor	5	1,098,075		7.1	3,014,329	36.4
Santa Monica	8	972,959		6.3	8,709,282	11.2
Sherman Oaks/Encino	13	3,599,573		23.2	6,171,530	58.3
Warner Center/Woodland Hills	3	2,856,441		18.4	7,203,647	39.7
Westwood	2	396,808		2.6	4,443,398	8.9
Total	62	15,505,100		100.0%	62,526,390	24.5%

_____________________________________________________

1.
Excludes a building with approximately 35,000 square foot which was removed from service in connection with a planned multi-family development project at the site. See our multifamily development projects on page 22.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of March 31, 2015

Annualized Rent by Submarket

Submarket	Percentage Leased (1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	97.6%	$72,124,113	$41.24	$3.44
Brentwood	94.5	58,372,977	37.90	3.16
Burbank	100.0	16,048,013	38.12	3.18
Century City	98.9	34,246,794	38.66	3.22
Honolulu(3)	87.7	48,757,409	33.36	2.78
Olympic Corridor	95.0	31,583,752	30.69	2.56
Santa Monica(4)	99.6	52,525,443	54.80	4.57
Sherman Oaks/Encino	93.3	103,493,076	31.83	2.65
Warner Center/Woodland Hills	83.5	63,084,098	27.62	2.30
Westwood	96.4	13,484,755	36.11	3.01
Total / Weighted Average	92.6	$493,720,430	35.38	2.95

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended March 31, 2015				$0.02

_______________________________________________________________

(1)	Includes 238,794 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $2,774,082 of annualized rent attributable to a health club that we operate.

(4)	Includes $1,432,927 of annualized rent attributable to our corporate headquarters.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Tenant Diversification
Total Office Portfolio as of March 31, 2015

Percentage of Annualized Rent by Lease Size

Time Warner
4.4%
William Morris
Endeavor
1.8%
Equinox Fitness
1.0%
Macerich
1.0%
Leases < 20,000 sqft
66.3%
(2,543 leases averaging
3,700 sqft)
Leases > 20,000 sqft
25.5%
(103 leases averaging
34,800 sqft)

Individual tenants paying 1% or more of aggregate Annualized Rent(1):

Tenant	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(3)	3	3	2016-2019	580,812	3.7%	$21,683,437	4.4%
William Morris Endeavor(4)	1	1	2027	181,215	1.2	9,067,759	1.8
Equinox Fitness(5)	4	4	2018-2033	137,648	0.9	4,996,166	1.0
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,940,295	1.0
Total	9	9		990,507	6.4%	$40,687,657	8.2%

(1) Based on minimum base rent in leases expiring after March 31, 2015.
(2) Expiration dates are per leases. For tenants with multiple leases, the range shown reflects all leases other than storage and similar leases.

(3) Includes a 150,000 square foot lease expiring in April 2016 (an existing subtenant has leased 101,000 square feet of this space commencing on expiration of the current lease and continuing until July 2023), a 10,000 square foot lease expiring in December 2017 and a 421,000 square foot lease expiring in September 2019.

(4) Tenant has an option to terminate this lease in December 2022.

(5) Includes a 44,000 square foot lease expiring in April 2018, a 33,000 square foot lease expiring in August 2019, a 31,000 square foot lease expiring in September 2027 and a 30,000 square foot lease expiring in April 2033.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Distribution
Total Office Portfolio as of March 31, 2015

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total

2,500 or less	1,366	51.4%	1,880,429		12.1%	$66,258,768	13.4%
2,501-10,000	968	36.5	4,647,444		30.0	159,526,223	32.3
10,001-20,000	210	7.9	2,865,003		18.5	102,070,619	20.7
20,001-40,000	83	3.1	2,175,322		14.0	76,849,946	15.6
40,001-100,000	23	0.9	1,379,942		8.9	52,074,394	10.5
Greater than 100,000	5	0.2	1,005,941		6.5	36,940,480	7.5
Subtotal	2,655	100.0%	13,954,081	(1)	90.0%	493,720,430	100.0%
Signed leases not commenced			238,794		1.5
Available			1,144,754		7.4
Building Management Use			115,533		0.8
BOMA Adjustment(2)			51,938		0.3
Total	2,655	100.0%	15,505,100		100.0%	$493,720,430	100.0%

(1) Average tenant size is approximately 5,300 square feet. Median tenant size is approximately 2,400 square feet.
(2) Represents square footage adjustments for leases that do not reflect BOMA remeasurement.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of March 31, 2015

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	524	18.5%
Entertainment	187	13.8
Financial Services	336	13.8
Real Estate	211	9.6
Health Services	353	8.7
Accounting & Consulting	326	8.6
Retail	186	6.6
Insurance	117	5.6
Technology	127	5.1
Advertising	77	2.5
Public Administration	79	2.4
Educational Services	33	2.2
Other	99	2.6
Total	2,655	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of March 31, 2015

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at March 31, 2015	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	47	163,753	1.1%	$4,201,985	0.9%	$25.66	$25.66
2015	319	1,011,727	6.5	34,536,473	7.0	34.14	34.73
2016	561	2,066,596	13.3	71,318,647	14.5	34.51	35.56
2017	540	2,317,963	14.9	77,894,666	15.8	33.60	35.65
2018	390	1,809,438	11.7	67,779,393	13.7	37.46	40.75
2019	276	1,766,796	11.4	62,352,565	12.6	35.29	39.15
2020	225	1,538,969	9.9	54,149,527	11.0	35.19	39.59
2021	109	929,770	6.0	33,291,820	6.7	35.81	42.15
2022	55	509,886	3.3	17,941,202	3.6	35.19	41.66
2023	49	710,974	4.6	22,897,531	4.6	32.21	40.62
2024	44	309,061	2.0	11,274,835	2.3	36.48	47.01
Thereafter	40	819,148	5.3	36,081,786	7.3	44.05	61.98
Subtotal/Weighted Average	2,655	13,954,081	90.0	493,720,430	100.0	35.38	39.69
Signed leases not commenced		238,794	1.5
Available		1,144,754	7.4
Building Management Use		115,533	0.8
BOMA Adjustment(3)		51,938	0.3
Total/Weighted Average	2,655	15,505,100	100.0%	$493,720,430	100.0%	35.38	39.69

___________________________________________________

(1)	Represents annualized rent at March 31, 2015 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Quarterly Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of March 31, 2015

	Q2 2015	Q3 2015	Q4 2015	Q1 2016

Expiring SF(1)	310,126	222,524	479,077	504,600
Percentage of Portfolio	2.2%	1.6%	3.4%	3.6%
Expiring Rent per SF(2)	$34.96	$34.81	$34.54	$34.12

Detailed Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q2 2015	Q3 2015	Q4 2015	Q1 2016

Beverly Hills	Expiring SF(1)	26,115	12,231	72,813	42,183
	Expiring Rent per SF(2)	$46.43	$39.78	$39.33	$39.36
Brentwood	Expiring SF(1)	21,850	16,665	50,009	61,553
	Expiring Rent per SF(2)	$36.39	$33.82	$36.04	$36.02
Century City	Expiring SF(1)	22,314	35,897	26,591	42,122
	Expiring Rent per SF(2)	$35.31	$39.63	$35.01	$39.74
Honolulu	Expiring SF(1)	45,591	13,978	46,595	43,055
	Expiring Rent per SF(2)	$32.68	$33.94	$31.23	$31.68
Olympic Corridor	Expiring SF(1)	15,821	25,895	59,250	39,417
	Expiring Rent per SF(2)	$36.95	$32.74	$34.10	$31.19
Santa Monica	Expiring SF(1)	44,034	12,510	20,877	7,950
	Expiring Rent per SF(2)	$39.42	$54.02	$43.68	$57.94
Sherman Oaks/Encino	Expiring SF(1)	51,108	73,108	92,442	174,897
	Expiring Rent per SF(2)	$31.33	$30.91	$31.93	$33.86
Warner Center/Woodland Hills	Expiring SF(1)	70,998	23,219	71,630	83,206
	Expiring Rent per SF(2)	$30.99	$28.23	$27.27	$27.95
Westwood	Expiring SF(1)	12,295	9,021	38,870	10,217
	Expiring Rent per SF(2)	$35.23	$40.05	$42.60	$35.93

_________________________________________________________________

(1)
Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of March 31, 2015, other than 163,753 square feet of short-term leases. The variations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, although it is also impacted by the varying terms and square footage of the individual leases involved.

(2)	Includes the impact of rent escalations over the entire term of the expiring lease, and thus is not directly comparable to asking rents.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the three months ended March 31, 2015

		Rentable Square feet	Percentage

Net Absorption During Quarter		16,600	0.11%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)

New leases	68	215,937	75
Renewal leases	114	499,202	59
All leases	182	715,139	64

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases executed during the quarter	$40.00	$42.61	N/A
Prior leases for same space	$33.68	$34.94	$38.04
Percentage change	18.8%	21.9%	5.2%	(2)

Average Office Lease Transaction Costs (Per Square Foot)(3)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during quarter	$37.81	$6.09
Renewal leases signed during quarter	$23.89	$4.84
All leases signed during quarter	$28.09	$5.28

________________________________________________________________

(1)
Represents the average initial stabilized cash rents and straight-line on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and leases on space where the prior lease was terminated more than a year before.

(2)
The percentage change for expiring cash rent represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space.

(3)	Represents weighted average tenant improvements and leasing commissions.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of March 31, 2015

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,566	47
Santa Monica	2	820	25
Total	10	3,336	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.3%	$26,664,684	$2,356
Honolulu(1)	99.9	32,256,000	1,723
Santa Monica(2)	99.6	25,679,244	2,619
Total / Weighted Average	99.6%	$84,599,928	2,123

Recurring Multifamily Capital Expenditures per Unit

For the three months ended March 31, 2015	$70

________________________________________________________________

(1)
In calculating the percentage of units leased, 4 units temporarily unoccupied as a result of fire damage were removed from the numerator and denominator. The lost rent from those units is being recovered from insurance.

(2)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $247,921.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Development Projects
Rendering of our Moanalua Hillside Apartments, Honolulu Hawaii development, including the new entry and common area facilities, the new 8 story buildings and re-skinned existing 4 and 6 story buildings.

We are currently working on two multi-family development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units	Estimated Cost (1)	Anticipated Completion of Construction
500	$120 million	2016/2017
Our Moanalua Hillside apartments currently include 696 apartment units located on 28 acres near downtown Honolulu and key military bases. The development project would add 500 new units, upgrade the existing apartment buildings, improve the parking and landscaping, and build a new leasing and management office, a new recreation building with a fitness facility and a new pool and deck area.

The Landmark, Brentwood, California
Projected Units	Estimated Cost(1)	Anticipated Start of Construction	Anticipated Construction Period
376	$100 - $120 million	2016	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning oceans views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket. However, the process in Los Angeles often results in significant changes in development plans and/or significant unanticipated delays.

_____________________________________________________________________________

(1)
Estimated cost does not include the cost of the land, which in each case was previously purchased in connection with the current use. In the case of The Landmark, the cost of the existing underground parking garage is also not included.

NOTES:

(1)	All figures are only estimates, as development in our markets is long and complex and subject to inherent uncertainties.

(2)	NOTE: Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

2015 OUTLOOK

Metric	2015 Guidance
Funds From Operations (FFO)	$1.59 to $1.63 per share
Adjusted Funds From Operations (AFFO)	$1.22 to $1.26 per share

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average Office Occupancy	Calculated by averaging the occupancy rates for each quarter in the year, which is determined by averaging the last day of the quarter with the last day of the prior quarter.	90.5% to 91.5%	increased
Residential Leased Rate	We manage our apartment portfolio to be fully leased as a result of supply constraints and rent control in our markets.	Essentially Fully Leased	unchanged
Same Property Cash NOI	Includes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase 1.5% to 2.5%	increased
Core Same Property Cash NOI	Excludes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase 2.5% to 3.5%	increased
Revenue from Above/Below Market Leases	Does not include $6.6 million of Other Income (net) in the first quarter related to a ground lease in Honolulu, which is also deducted in calculating AFFO.	$11 to $13 Million	narrowed
Straight-Line Revenue	Assumes that non-cash Straight-Line Revenues will be essentially the same as in 2014.	$4 to $6 Million	unchanged
G&A	We expect to maintain G&A at approximately 5% of revenue.	$27 to $30 Million	unchanged
Interest Expense
During the remainder of 2015, we expect to continue to extend our maturities and take advantage of the current interest rate environment by accelerating the refinancing of one or two additional property pools due in 2016 and 2017.
		$137 to $141 Million	unchanged
Weighted Average Diluted Shares	Range based on variations in average stock price; does not assume any new stock offerings.	177 to 178 Million	unchanged
Other Income (net)
Other Income in the first quarter included $6.6 million of FAS 141 as a result of the acquisition of the fee interest under one of our Honolulu office buildings. Excluding this amount, and absent any unusual events, we assume that Other Income (net of Other Expense) will be in the neighborhood of $500,000 per quarter for the remainder of the year.

Acquisitions/ Dispositions	Does not include any impact (including related costs) from acquisitions or dispositions that have not been announced.

Except as disclosed, our guidance does not include the impact from possible future property acquisitions or dispositions, including acquisition and disposition costs, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization of interest rate contracts and deferred loan costs; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and our ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 238,794 square feet with respect to signed leases not yet commenced at March 31, 2015).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent covered by insurance.

Average Occupancy Rates: Calculated by averaging the occupancy rates on the last day of the quarter and of the prior quarter and, for periods longer than a quarter, by averaging the occupancy rates for all the quarters in the period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Diluted Shares:  Diluted shares are calculated in accordance with GAAP and represent ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because, by excluding gains and losses from property dispositions, and real estate depreciation and amortization, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

GAAP: GAAP refers to accounting principles generally accepted in the United States.

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income (or loss) including depreciation from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

•	“NOI - Cash basis” is calculated by excluding from the GAAP basis NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.

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Definitions

 We provide NOI as a supplemental performance measure because, by excluding the adjustments listed above, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.   However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  Represents percent leased, not including signed leases not yet commenced, as of March 31, 2015.

Properties Owned:  Our "Consolidated Portfolio" includes all of the properties included in our consolidated results. We own 100% of these properties, except for a 79,000 square foot property owned by a joint venture in which we own a 66.67% interest. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Recurring Capital Expenditures: Building improvements and leasing costs required to maintain current revenues once a property has been stabilized, generally excluding capital expenditures and leasing costs for items such as acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on BOMA remeasurement.  At March 31, 2015, total consists of 14,192,875 leased square feet (including 238,794 square feet with respect to signed leases not commenced), 1,144,754 available square feet, 115,533 building management use square feet and 51,938 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared.  Therefore, we excluded from our same property set for this quarter any properties (i) acquired on or after January 1, 2014; (ii) sold, contributed or otherwise removed from our consolidated financial statements before March 31, 2015; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on January 1, 2014 and ending on March 31, 2015. Our same properties for 2015 include all of our consolidated properties other than (i) a 216,000 square foot office property we acquired in October 2014, (ii) a 468 unit multifamily property in Honolulu we acquired in December 2014, (iii) a 227,000 square foot office property we acquired in March 2015, (iv) a 413,000 square foot office property which included a 35,000 square foot store on which we expect to develop a residential tower and (v) a 79,000 square foot office property in Honolulu (a joint venture in which we own a two thirds interest) which is undergoing a repositioning.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of March 31, 2015, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the measurement date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

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